Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE July 27, 2023	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q2 2023

Baton Rouge, La. (July 27, 2023) – Business First Bancshares, Inc. (Nasdaq: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended June 30, 2023, including net income available to common shareholders of $18.4 million, or $0.73 per diluted common share, increases of $4.7 million and $0.19, respectively, from the linked quarter, and increases of $4.6 million and $0.12, respectively, from the quarter ended June 30, 2022. On a non-GAAP basis, core net income for the quarter ended June 30, 2023, which excludes certain income and expenses, was $17.7 million, or $0.70 per diluted common share, increases of $4.0 million and $0.15, respectively, from the linked quarter, and increases of $3.2 million and $0.06, respectively, from the quarter ended June 30, 2022.

“In the second quarter we focused successfully on delivering fundamental shareholder-oriented performance,” said b1BANK President & CEO Jude Melville. “The period was marked by measured growth, increased ROE, stable credit quality, and increases in both linked quarter and year-over-year per share tangible book value and earnings. We have been busy blocking and tackling, and we’re seeing that effort pay off.”

On July 27, 2023, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the second quarter in the amount of $0.12 per share, same as the prior quarter. The preferred and common dividends will be paid on August 31, 2023, or as soon thereafter as practicable, to the shareholders of record as of August 15, 2023.

Quarterly Highlights

●

Return on Assets and Equity. Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.18% and 13.99%, respectively, for the quarter ended June 30, 2023, compared to 0.91% and 10.73%, respectively, for the linked quarter. Non-GAAP core return on average assets and common equity, each on an annualized basis, were 1.13% and 13.50%, respectively, for the quarter ended June 30, 2023, compared to 0.91% and 10.81%, respectively, for the linked quarter.

●

Credit Quality. Credit performance remains strong from the linked quarter. The ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets were 0.36% and 0.30%, respectively, at June 30, 2023, compared to 0.36% and 0.29% at March 31, 2023.

●

Net Interest Margin.  For the quarter ended June 30, 2023, net interest income totaled $53.3 million and net interest margin and net interest spread were 3.63% and 2.75%, respectively, compared to $52.7 million, 3.75% and 2.96% for the quarter ended March 31, 2023. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.1 million) were 3.49% and 2.51%, respectively, for the quarter ended June 30, 2023, compared to 3.54% and 2.75% (excluding loan discount accretion of $2.9 million) for the quarter ended March 31, 2023. Compared to the linked quarter, net interest margin excluding loan discount accretion declined five basis points.

●

Deposits. Deposits increased $208.3 million or 4.33%, 17.38% annualized, for the quarter ended June 30, 2023, compared to the linked quarter. The increase was impacted by $211.2 million in additional brokered deposits. Excluding brokered deposits, non-brokered deposits remained stable with a decrease of $2.9 million or 0.06%, 0.26% annualized. Branch deposits (which excludes mainly financial institutions group (FIG), brokered, and listed certificates of deposits) increased $1.9 million compared to the linked quarter.

●

Loans. Loans held for investment increased $95.7 million or 1.99%, 7.99% annualized, from the linked quarter. Year-to-date loan growth through June 30, 2023, was $292.6 million, 6.35% or 12.81% annualized. Loan growth for the second quarter was largely driven by net growth in the commercial and industrial (C&I) and commercial real estate portfolios, offset by reductions in the construction and development (C&D) portfolio.

Statement of Financial Condition

Loans

Loans held for investment increased $95.7 million or 1.99%, 7.99% annualized, from the linked quarter. Loan growth from the linked quarter was largely attributed to originations in the C&I, $69.9 million, and commercial real estate, $76.5 million, portfolios, offset by a $68.6 million reduction in the C&D portfolio. Year-to-date loan growth through June 30, 2023, was $292.6 million, 6.35%, or 12.81% annualized.

The Dallas Fort Worth region produced 59.07% of net loan growth from the linked quarter based on unpaid principal balance, while the North Louisiana and Greater New Orleans regions produced 28.16% and 12.06%, respectively. Based on unpaid principal balances, Texas-based loans represent approximately 37% of the overall loan portfolio as of June 30, 2023.

Credit Quality

The ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets remained stable from 0.36% and 0.29%, respectively, at March 31, 2023, to 0.36% and 0.30% at June 30, 2023.

Securities

The securities portfolio decreased $26.2 million or 2.90%, from the linked quarter. The decrease was the net impact of negative fair value adjustments, $14.9 million, and net security paydowns and maturities during the quarter. The securities portfolio, based on estimated fair value, represented 13.60% of total assets as of June 30, 2023.

Deposits

Deposits increased $208.3 million or 4.33%, 17.38% annualized, for the quarter ended June 30, 2023. The increase was primarily attributable to the $211.2 million growth in brokered deposits. Excluding the increase in brokered deposits, non brokered deposits remained stable with a decrease of $2.9 million or 0.06%, 0.26% annualized. Year-to-date deposit growth through June 30, 2023, was $194.1 million, 4.03% or 8.12% annualized. Excluding brokered deposits, year-to-date deposits decreased $17.1 million, 0.37% or 0.75% annualized through June 30, 2023, which includes a $40.9 million reduction in FIG deposits.

Noninterest-bearing deposits decreased $46.4 million or 3.14% and interest-bearing deposits increased $254.7 million or 7.65%, compared to the linked quarter. The net growth in interest-bearing deposits was attributable to growth in the certificate of deposit (CD) portfolio of $282.3 million compared to a decrease in transactional accounts of $27.6 million. Brokered deposits accounted for $211.2 million of the $282.3 million increase in the CD portfolio.

As of June 30, 2023, Business First held approximately 104,285 deposit accounts with an average balance of approximately $48,085, of which $1.9 billion or 38.12% were estimated to be uninsured by the FDIC. The average deposit balance excluding brokered deposits was $43,672 per account. Excluding public funds, which are secured by securities or Federal Home Loan Bank (FHLB) letters of credit, the unsecured deposit total was approximately $1.5 billion or 29.26% of total deposits.

Borrowings

Borrowings decreased $57.8 million, or 6.78%, from the linked quarter, these borrowings were replaced with lower cost brokered deposits. Business First repaid $10.0 million in Bank Term Funding Program (BTFP) borrowings and $33.0 million of Federal Home Loan Bank (FHLB) borrowings, which were largely short term. On May 1, 2023, Business First redeemed an $8.9 million tranche of outstanding subordinated debt, of which $5.7 million was extinguished as of June 30, 2023. This resulted in a $941,000 gain on extinguishment of debt.

Shareholders’ Equity

Accumulated other comprehensive income (AOCI) decreased $13.3 million due to negative after-tax fair value changes in the securities portfolio. Book value per common share nonetheless still increased to $20.87 at June 30, 2023, compared to $20.77 at March 31, 2023, due to strong second quarter earnings. On a non-GAAP basis, tangible book value per common share increased to $16.87 at June 30, 2023, compared to $16.73 at March 31, 2023.

Results of Operations

Net Interest Income

For the quarter ended June 30, 2023, net interest income totaled $53.3 million, compared to $52.7 million from the linked quarter. Loan and interest-earning asset yields of 6.54% and 5.84%, respectively, increased 20 basis points and 19 basis points, respectively, compared to 6.34% and 5.65% from the linked quarter. The increases were largely attributable to loan repricing and higher yields on new originations. Net interest margin and net interest spread were 3.63% and 2.75%, respectively, compared to 3.75% and 2.96%, respectively, for the linked quarter. Interest income for the quarter ended March 31, 2023, included $853,000 of additional loan discount accretion due to a large, acquired loan payoff and accelerated accretion from the purchased impaired portfolio. Overall cost of funds, which include noninterest-bearing deposits, increased from 1.97% to 2.31% or 34 basis points, from the linked quarter due largely to higher cost deposits.

Non-GAAP net interest income (excluding loan discount accretion of $2.1 million) totaled $51.3 million for the quarter ended June 30, 2023, compared to $49.8 million (excluding loan discount accretion of $2.9 million) from the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $2.1 million) were 3.49% and 2.51%, respectively, for the quarter ended June 30, 2023, compared to 3.54% and 2.75% (excluding loan discount accretion of $2.9 million) for the linked quarter. Excluding loan discount accretion, loan yields increased 28 basis points from 6.09% to 6.37% and interest earnings asset yields increased 36 basis points from 5.44% to 5.70%, compared to the linked quarter.

Provision for Credit Losses

During the quarter ended June 30, 2023, Business First recorded a provision for credit losses of $538,000, compared to $3.2 million for the linked quarter. The current quarter reserve was impacted by loan growth in loan portfolios with lower estimated loss rates and lower reserves for unfunded commitments due to lower unfunded balances. The provision for credit losses for the quarter ended March 31, 2023, included the resolution of an acquired impaired lending relationship in March 2023, which resulted in a charge-off of $1.9 million.

Other Income

For the quarter ended June 30, 2023, other income increased $3.6 million or 42.56%, compared to the linked quarter. The net increase was largely attributable to a $2.6 million increase in equity investment income and a $941,000 gain on extinguishment of debt.

Other Expenses

For the quarter ended June 30, 2023, other expenses increased by $1.0 million, or 2.65%, compared to the linked quarter. The net increase was largely attributable to a $1.6 million increase in data processing charges, offset by a reduction of $837,000 in salary and employee benefits. The increase in data processing costs was partially attributable to $453,000 of rebates received during the first quarter and $715,000 in charges paid in the second quarter attributed to an error identified by our data processor in their billing system.

Return on Assets and Common Equity

Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.18% and 13.99%, respectively, for the quarter ended June 30, 2023, compared to 0.91% and 10.73%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.13% and 13.50%, respectively, for the quarter ended June 30, 2022, compared to 0.91% and 10.81%, respectively, for the linked quarter.

Conference Call and Webcast

Executive management will host a conference call and webcast to discuss results on Thursday, July 27, at 4:30 p.m. CDT. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 6772868, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/gm8qhso3. The corresponding slide presentation can be accessed the day of the presentation on b1BANK’s website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.5 billion in assets, $6.4 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022

Balance Sheet Ratios

Loans (HFI) to Deposits	97.69%	99.94%	88.31%
Shareholders' Equity to Assets Ratio	9.31%	9.50%	8.05%

Loans Receivable Held for Investment (HFI)

Commercial (1)	$1,309,222	$1,239,333	$1,019,997
Real Estate:
Commercial	2,132,044	2,055,500	1,780,414
Construction	719,080	787,634	642,260
Residential	675,462	659,967	619,648
Total Real Estate	3,526,586	3,503,101	3,042,322
Consumer and Other	62,929	60,626	51,407
Total Loans (Held for Investment)	$4,898,737	$4,803,060	$4,113,726

Allowance for Credit Losses

Balance, Beginning of Period	$41,830	$38,178	$29,245
CECL Adoption/Implementation	-	2,660	-
Charge-offs – Quarterly	(689)	(2,278)	(99)
Recoveries – Quarterly	104	103	226
Provision for Loan Losses – Quarterly	768	3,167	2,945
Balance, End of Period	$42,013	$41,830	$32,317

Allowance for Loan Losses to Total Loans (HFI)	0.86%	0.87%	0.79%
Allowance for Credit Losses to Total Loans (HFI) (2)	0.93%	0.95%	0.80%
Net Charge-offs (Recoveries) to Average Quarterly Total Loans	0.01%	0.05%	0.00%

Remaining Loan Purchase Discount	$17,171	$19,234	$37,903

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (1)	$17,006	$16,952	$16,777
Loans Past Due 90 Days or More (1)	468	127	324
Total Nonperforming Loans	17,474	17,079	17,101
Other Nonperforming Assets:
Other Real Estate Owned	1,587	1,365	990
Other Nonperforming Assets	29	57	84
Total Other Nonperforming Assets	1,616	1,422	1,074
Total Nonperforming Assets	$19,090	$18,501	$18,175

Nonperforming Loans to Total Loans (HFI)	0.36%	0.36%	0.42%
Nonperforming Assets to Total Assets	0.30%	0.29%	0.33%

(1) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company was currently accreting interest income over the expected life of the loans for the period ended June 30, 2022, in accordance with ASC 310-30.

(2) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Per Share Data

Basic Earnings per Common Share	$0.73	$0.55	$0.61	$1.28	$1.03
Diluted Earnings per Common Share	$0.73	0.54	0.61	$1.27	1.03
Dividends per Common Share	0.12	0.12	0.12	0.24	0.24
Book Value per Common Share	20.87	20.77	19.73	20.87	19.73

Average Common Shares Outstanding	25,101,683	24,979,955	22,459,603	25,041,124	21,746,793
Average Diluted Common Shares Outstanding	25,333,372	25,222,308	22,656,174	25,278,145	21,916,641
End of Period Common Shares Outstanding	25,344,168	25,319,520	22,579,451	25,344,168	22,579,451

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.18%	0.91%	1.03%	1.04%	0.88%
Return to Common Shareholders on Average Common Equity (1)	13.99%	10.73%	12.25%	12.39%	10.12%
Net Interest Margin (1)	3.63%	3.75%	3.99%	3.69%	3.78%
Net Interest Spread (1)	2.75%	2.96%	3.81%	2.85%	3.61%
Efficiency Ratio (2)	60.76%	63.27%	64.32%	61.97%	68.08%

Total Quarterly/Year-to-Date Average Assets	$6,274,656	$6,123,063	$5,371,639	$6,198,860	$5,145,872
Total Quarterly/Year-to-Date Average Common Equity	527,325	516,659	450,431	521,992	448,216

Other Expenses

Salaries and Employee Benefits	$22,339	$23,176	$21,408	$45,515	$41,111
Occupancy and Bank Premises	2,406	2,297	2,422	4,703	4,474
Depreciation and Amortization	1,720	1,710	1,734	3,430	3,303
Data Processing	3,035	1,485	1,886	4,520	4,002
FDIC Assessment Fees	1,092	933	661	2,025	1,404
Legal and Other Professional Fees	961	613	735	1,574	1,278
Advertising and Promotions	1,226	1,148	703	2,374	1,234
Utilities and Communications	720	721	822	1,441	1,601
Ad Valorem Shares Tax	965	965	812	1,930	1,625
Directors' Fees	270	269	212	539	414
Other Real Estate Owned Expenses and Write-Downs	39	130	35	169	49
Merger and Conversion-Related Expenses	68	103	615	171	1,426
Other	4,861	5,129	4,352	9,990	8,196
Total Other Expenses	$39,702	$38,679	$36,397	$78,381	$70,117

Other Income

Service Charges on Deposit Accounts	$2,413	$2,281	$2,086	$4,694	$3,891
Loss on Sales of Securities	(61)	(1)	(8)	(62)	(39)
Debit Card and ATM Fee Income	1,646	1,570	1,657	3,216	3,158
Bank-Owned Life Insurance Income	547	524	475	1,071	844
Gain on Sales of Loans	494	611	186	1,105	251
Mortgage Origination Income	56	74	161	130	370
Fees and Brokerage Commission	1,791	1,813	1,749	3,604	3,584
Gain on Sales of Other Real Estate Owned	14	209	10	223	18
Gain (Loss) on Disposal of Other Assets	14	(5)	-	9	(717)
Pass-Through Income from Other Investments	2,812	173	52	2,985	167
Gain on Extinguishement of Debt	941	-	-	941	-
Other	1,291	1,139	653	2,430	1,390
Total Other Income	$11,958	$8,388	$7,021	$20,346	$12,917

(1) Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022

Assets

Cash and Due From Banks	$180,972	$159,767	$154,694
Federal Funds Sold	173,850	104,250	10,817
Securities Available for Sale, at Fair Values	877,774	903,945	934,676
Mortgage Loans Held for Sale	435	423	170
Loans and Lease Receivable	4,898,737	4,803,060	4,113,726
Allowance for Loan Losses	(42,013)	(41,830)	(32,317)
Net Loans and Lease Receivable	4,856,724	4,761,230	4,081,409
Premises and Equipment, Net	63,037	64,065	64,307
Accrued Interest Receivable	26,861	25,446	22,142
Other Equity Securities	34,824	36,739	30,302
Other Real Estate Owned	1,587	1,365	990
Cash Value of Life Insurance	95,302	94,755	88,370
Deferred Taxes, Net	31,553	28,680	29,576
Goodwill	88,543	88,543	88,842
Core Deposit and Customer Intangibles	12,993	13,517	15,093
Other Assets	10,194	7,256	8,995

Total Assets	$6,454,649	$6,289,981	$5,530,383

Liabilities

Deposits
Noninterest-Bearing	$1,429,376	$1,475,782	$1,698,114
Interest-Bearing	3,585,067	3,330,396	2,960,049
Total Deposits	5,014,443	4,806,178	4,658,163

Securities Sold Under Agreements to Repurchase	23,230	16,669	18,477
Federal Funds Purchased	-	14,622	-
Short-Term Borrowings	9	9	5,020
Bank Term Funding Program	300,000	310,000	-
Federal Home Loan Bank Borrowings	362,162	395,134	254,011
Subordinated Debt	103,822	110,596	111,055
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	7,666	3,513	708
Other Liabilities	37,349	30,570	32,490

Total Liabilities	5,853,681	5,692,291	5,084,924

Shareholders' Equity

Preferred Stock	71,930	71,930	-
Common Stock	25,344	25,320	22,579
Additional Paid-In Capital	395,875	394,677	346,382
Retained Earnings	189,115	173,761	139,232
Accumulated Other Comprehensive Loss	(81,296)	(67,998)	(62,734)

Total Shareholders' Equity	600,968	597,690	445,459

Total Liabilities and Shareholders' Equity	$6,454,649	$6,289,981	$5,530,383

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2023	2022

Interest Income:
Interest and Fees on Loans	$79,223	$73,768	$49,639	$152,991	$89,822
Interest and Dividends on Securities	5,097	4,782	4,143	9,879	7,987
Interest on Federal Funds Sold and Due From Banks	1,528	942	232	2,470	327
Total Interest Income	85,848	79,492	54,014	165,340	98,136

Interest Expense:
Interest on Deposits	23,680	18,928	2,557	42,608	4,820
Interest on Borrowings	8,842	7,815	1,895	16,657	3,279
Total Interest Expense	32,522	26,743	4,452	59,265	8,099

Net Interest Income	53,326	52,749	49,562	106,075	90,037

Provision for Credit Losses	538	3,222	2,945	3,760	4,562

Net Interest Income After Provision for Credit Losses	52,788	49,527	46,617	102,315	85,475

Other Income:
Service Charges on Deposit Accounts	2,413	2,281	2,086	4,694	3,891
Loss on Sales of Securities	(61)	(1)	(8)	(62)	(39)
Gain on Sales of Loans	494	611	186	1,105	251
Other Income	9,112	5,497	4,757	14,609	8,814
Total Other Income	11,958	8,388	7,021	20,346	12,917

Other Expenses:
Salaries and Employee Benefits	22,339	23,176	21,408	45,515	41,111
Occupancy and Equipment Expense	5,112	5,001	4,914	10,113	9,327
Merger and Conversion-Related Expense	68	103	615	171	1,426
Other Expenses	12,183	10,399	9,460	22,582	18,253
Total Other Expenses	39,702	38,679	36,397	78,381	70,117

Income Before Income Taxes	25,044	19,236	17,241	44,280	28,275

Provision for Income Taxes	5,305	4,211	3,484	9,516	5,787

Net Income	19,739	15,025	13,757	34,764	22,488

Preferred Stock Dividends	(1,350)	(1,350)	-	(2,700)	-

Net Income Available to Common Shareholders	$18,389	$13,675	$13,757	$32,064	$22,488

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$4,861,783	$79,223	6.54%	$4,719,906	$73,768	6.34%	$3,894,899	$49,639	5.11%
Securities	916,421	5,097	2.23%	927,491	4,782	2.09%	966,960	4,143	1.72%
Interest-Bearing Deposit in Other Banks	117,086	1,528	5.23%	57,478	942	6.65%	122,175	232	0.76%
Total Interest-Earning Assets	5,895,290	85,848	5.84%	5,704,875	79,492	5.65%	4,984,034	54,014	4.35%
Allowance for Loan Losses	(42,010)			(41,533)			(29,945)
Noninterest-Earning Assets	421,376			459,721			417,550
Total Assets	$6,274,656	$85,848		$6,123,063	$79,492		$5,371,639	$54,014

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,405,221	$23,680	2.79%	$3,339,493	$18,928	2.30%	$2,981,613	$2,557	0.34%
Subordinated Debt	108,619	1,251	4.62%	110,647	1,389	5.09%	111,107	1,300	4.69%
Subordinated Debt - Trust Preferred Securities	5,000	108	8.66%	5,000	98	7.95%	5,000	52	4.17%
Bank Term Funding Program	384,816	4,309	4.49%	34,444	380	4.47%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	298,324	3,038	4.08%	517,934	5,842	4.57%	171,224	506	1.19%
First National Bankers Bank Line of Credit	-	-	0.00%	-	-	0.00%	3,333	21	2.53%
Other Borrowings	22,109	136	2.47%	20,895	106	2.06%	24,927	16	0.26%
Total Interest-Bearing Liabilities	4,224,089	32,522	3.09%	4,028,413	26,743	2.69%	3,297,204	4,452	0.54%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,410,983			$1,473,186			$1,596,174
Other Liabilities	40,329			32,875			27,830
Total Noninterest-Bearing Liabilities	1,451,312			1,506,061			1,624,004
Shareholders' Equity:
Common Shareholders' Equity	527,325			516,659			450,431
Preferred Equity	71,930			71,930			-
Total Shareholders' Equity	599,255			588,589			450,431
Total Liabilities and Shareholders' Equity	$6,274,656			$6,123,063			$5,371,639

Net Interest Spread			2.75%			2.96%			3.81%
Net Interest Income		$53,326			$52,749			$49,562
Net Interest Margin			3.63%			3.75%			3.99%

Overall Cost of Funds			2.31%			1.97%			0.36%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$4,790,843	$152,991	6.44%	$3,640,470	$89,822	4.98%
Securities	921,958	9,879	2.16%	986,107	7,987	1.63%
Interest-Bearing Deposit in Other Banks	87,282	2,470	5.71%	171,662	327	0.38%
Total Interest-Earning Assets	5,800,083	165,340	5.75%	4,798,239	98,136	4.12%
Allowance for Loan Losses	(41,772)			(29,602)
Noninterest-Earning Assets	440,549			377,235
Total Assets	$6,198,860	$165,340		$5,145,872	$98,136

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,372,358	$42,608	2.55%	$2,932,228	$4,820	0.33%
Subordinated Debt	109,634	2,640	4.86%	101,231	2,415	4.81%
Subordinated Debt - Trust Preferred Securities	5,000	206	8.31%	5,000	94	3.79%
Bank Term Funding Program	207,411	4,689	4.56%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	410,348	8,880	4.36%	125,800	729	1.17%
First National Bankers Bank Line of Credit	-	-	0.00%	1,667	21	2.54%
Other Borrowings	21,502	242	2.27%	22,297	20	0.18%
Total Interest-Bearing Liabilities	4,126,253	59,265	2.90%	3,188,223	8,099	0.51%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,442,084			1,483,095
Other Liabilities	36,601			26,338
Total Noninterest-Bearing Liabilities	1,478,685			1,509,433
Shareholders' Equity:
Common Shareholders' Equity	521,992			448,216
Preferred Equity	71,930			-
Total Shareholders' Equity	593,922			448,216
Total Liabilities and Shareholders' Equity	$6,198,860			$5,145,872

Net Interest Spread			2.85%			3.61%
Net Interest Income		$106,075			$90,037
Net Interest Margin			3.69%			3.78%

Overall Cost of Funds			2.15%			0.35%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Interest Income:
Interest income	$85,848	$79,492	$54,014	$165,340	$98,136
Core interest income	85,848	79,492	54,014	165,340	98,136
Interest Expense:
Interest expense	32,522	26,743	4,452	59,265	8,099
Core interest expense	32,522	26,743	4,452	59,265	8,099
Provision for Credit Losses: (b)
Provision for credit losses	538	3,222	2,945	3,760	4,562
Core provision expense	538	3,222	2,945	3,760	4,562
Other Income:
Other income	11,958	8,388	7,021	20,346	12,917
Losses on former bank premises and equipment	-	-	-	-	717
Losses on sale of securities	61	1	8	62	39
Gain on extinguishment of debt	(941)	-	-	(941)	-
Core other income	11,078	8,389	7,029	19,467	13,673
Other Expense:
Other expense	39,702	38,679	36,397	78,381	70,117
Acquisition-related expenses (2)	(68)	(103)	(708)	(171)	(1,519)
Occupancy and bank premises - storm repair	-	-	(270)	-	(501)
Core other expense	39,634	38,576	35,419	78,210	68,097
Pre-Tax Income: (a)
Pre-tax income	25,044	19,236	17,241	44,280	28,275
Losses on former bank premises and equipment	-	-	-	-	717
Losses on sale of securities	61	1	8	62	39
Gain on extinguishment of debt	(941)	-	-	(941)	-
Acquisition-related expenses (2)	68	103	708	171	1,519
Occupancy and bank premises - storm repair	-	-	270	-	501
Core pre-tax income	24,232	19,340	18,227	43,572	31,051
Provision for Income Taxes: (1)
Provision for income taxes	5,305	4,211	3,484	9,516	5,787
Tax on losses on former bank premises and equipment	-	-	-	-	151
Tax on losses on sale of securities	13	-	2	13	9
Gain on extinguishment of debt	(199)	-	-	(199)	-
Tax on acquisition-related expenses (2)	14	6	126	20	174
Tax on occupancy and bank premises - storm repair	-	-	57	-	106
Core provision for income taxes	5,133	4,217	3,669	9,350	6,227
Preferred Dividends:
Preferred dividends	1,350	1,350	-	2,700	-
Core preferred dividends	1,350	1,350	-	2,700	-
Net Income Available to Common Shareholders:
Net income available to common shareholders	18,389	13,675	13,757	32,064	22,488
Losses on former bank premises and equipment, net of tax	-	-	-	-	566
Losses on sale of securities, net of tax	48	1	6	49	30
Gain on extinguishment of debt, net of tax	(742)	-	-	(742)	-
Acquisition-related expenses (2), net of tax	54	97	582	151	1,345
Occupancy and bank premises - storm repair, net of tax	-	-	213	-	395
Core net income available to common shareholders	$17,749	$13,773	$14,558	$31,522	$24,824

Pre-tax, pre-provision earnings available to common shareholders (a+b)	$25,582	$22,458	$20,186	$48,040	$32,837
Losses on former bank premises and equipment	-	-	-	-	717
Loss on sale of securities	61	1	8	62	39
Gain on extinguishment of debt	(941)	-	-	(941)	-
Acquisition-related expenses (2)	68	103	708	171	1,519
Occupancy and bank premises - storm repair	-	-	270	-	501
Core pre-tax, pre-provision earnings	$24,770	$22,562	$21,172	$47,332	$35,613

Average Diluted Common Shares Outstanding	25,333,372	25,222,308	22,656,174	25,278,145	21,916,641

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.73	$0.54	$0.61	$1.27	$1.03
Losses on former bank premises and equipment, net of tax	-	-	-	-	0.03
Loss on sale of securities, net of tax	-	-	-	-	-
Gain on extinguishment of debt, net of tax	(0.03)	-	-	(0.03)	-
Acquisition-related expenses (2), net of tax	0.00	0.01	0.02	0.01	0.06
Occupancy and bank premises -storm repair, net of tax	-	-	0.01	-	0.02
Core diluted earnings per common share	$0.70	$0.55	$0.64	$1.25	$1.14

Pre-tax, pre-provision profit diluted earnings per common share	$1.01	$0.89	$0.89	$1.90	$1.50
Losses on former bank premises and equipment	-	-	-	-	0.03
Loss on sale of securities	-	-	-	-	-
Gain on extinguishment of debt	(0.04)	-	-	(0.04)	-
Acquisition-related expenses (2)	0.01	-	0.03	0.01	0.07
Occupancy and bank premises - storm repair	-	-	0.01	-	0.02
Core pre-tax, pre-provision diluted earnings per common share	$0.98	$0.89	$0.93	$1.87	$1.62

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2023 and 2022. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022

Total Shareholders' (Common) Equity:
Total shareholders' equity	$600,968	$597,690	$445,459
Preferred stock	(71,930)	(71,930)	-
Total common shareholders' equity	529,038	525,760	445,459
Goodwill	(88,543)	(88,543)	(88,842)
Core deposit and customer intangible	(12,993)	(13,517)	(15,093)
Total tangible common equity	$427,502	$423,700	$341,524

Total Assets:
Total assets	$6,454,649	$6,289,981	$5,530,383
Goodwill	(88,543)	(88,543)	(88,842)
Core deposit and customer intangible	(12,993)	(13,517)	(15,093)
Total tangible assets	$6,353,113	$6,187,921	$5,426,448

Common shares outstanding	25,344,168	25,319,520	22,579,451

Book value per common share	$20.87	$20.77	$19.73
Tangible book value per common share	$16.87	$16.73	$15.13
Common equity to total assets	8.20%	8.36%	8.05%
Tangible common equity to tangible assets	6.73%	6.85%	6.29%

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Total Quarterly Average Assets	$6,274,656	$6,123,063	$5,371,639	$6,198,860	$5,145,872
Total Quarterly Average Common Equity	$527,325	$516,659	$450,431	$521,992	$448,216

Net Income Available to Common Shareholders:
Net income available to common shareholders	$18,389	$13,675	$13,757	$32,064	$22,488
Losses on former bank premises and equipment, net of tax	-	-	-	-	566
Losses on sale of securities, net of tax	48	1	6	49	30
Gain on extinguishment of debt	(742)	-	-	(742)	-
Acquisition-related expenses, net of tax	54	97	582	151	1,345
Occupancy and bank premises - storm repair, net of tax	-	-	213	-	395
Core net income available to common shareholders	$17,749	$13,773	$14,558	$31,522	$24,824

Return to common shareholders on average assets (annualized) (2)	1.18%	0.91%	1.03%	1.04%	0.88%
Core return on average assets (annualized) (2)	1.13%	0.91%	1.09%	1.03%	0.97%
Return to common shareholders on average common equity (annualized) (2)	13.99%	10.73%	12.25%	12.39%	10.12%
Core return on average common equity (annualized) (2)	13.50%	10.81%	12.96%	12.18%	11.17%

Interest Income:
Interest income	$85,848	$79,492	$54,014	$165,340	$98,136
Core interest income	85,848	79,492	54,014	165,340	98,136
Interest Expense:
Interest expense	32,522	26,743	4,452	59,265	8,099
Core interest expense	32,522	26,743	4,452	59,265	8,099
Other Income:
Other income	11,958	8,388	7,021	20,346	12,917
Losses on former bank premises and equipment	-	-	-	-	717
Loss on sale of securities	61	1	8	62	39
Gain on extinguishment of debt	(941)	-	-	(941)	-
Core other income	11,078	8,389	7,029	19,467	13,673
Other Expense:
Other expense	39,702	38,679	36,397	78,381	70,117
Acquisition-related expenses	(68)	(103)	(708)	(171)	(1,519)
Occupancy and bank premises - storm repair	-	-	(270)	-	(501)
Core other expense	$39,634	$38,576	$35,419	$78,210	$68,097

Efficiency Ratio:
Other expense (a)	$39,702	$38,679	$36,397	$78,381	$70,117
Core other expense (c)	$39,634	$38,576	$35,419	$78,210	$68,097
Net interest and other income (1) (b)	$65,345	$61,138	$56,591	$126,483	$102,993
Core net interest and other income (1) (d)	$64,404	$61,138	$56,591	$125,542	$103,710
Efficiency ratio (a/b)	60.76%	63.27%	64.32%	61.97%	68.08%
Core efficiency ratio (c/d)	61.54%	63.10%	62.59%	62.30%	65.66%

Total Average Interest-Earnings Assets	$5,895,290	$5,704,875	$4,984,034	$5,800,083	$4,798,239

Net Interest Income:
Net interest income	$53,326	$52,749	$49,562	$106,075	$90,037
Loan discount accretion	(2,059)	(2,912)	(2,588)	(4,971)	(3,508)
Net interest income excluding loan discount accretion	$51,267	$49,837	$46,974	$101,104	$86,529

Net interest margin (2)	3.63%	3.75%	3.99%	3.69%	3.78%
Net interest margin excluding loan discount accretion (2)	3.49%	3.54%	3.78%	3.52%	3.64%
Net interest spread (2)	2.75%	2.96%	3.81%	2.85%	3.61%
Net interest spread excluding loan discount accretion (2)	2.51%	2.75%	3.60%	2.63%	3.46%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an Actual/365 day count convention.